United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2015 (January 15, 2015)

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

2-38960	Alabama Gas Corporation 2101 6TH Ave. North Birmingham, AL 35203-2707 205-326-8100	Alabama	63-0022000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On January 15, 2015, Alabama Gas Corporation (“Alagasco”), a wholly owned subsidiary of The Laclede Group, Inc., redeemed for cash $34.8 million aggregate principal amount outstanding of its previously issued 5.70% notes due January 15, 2035 (“Notes”). The Notes were issued pursuant to an Indenture dated as of November 1, 1993, as amended, supplemented or otherwise modified (“Indenture”), between Alagasco (“Issuer”) and The Bank of New York Mellon Trust Company, N.A. (as successor to NationsBank of Georgia, National Association), as Trustee (“Trustee”). A copy of the redemption notice is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

99.1	Notice of Full Redemption to Holders of 5.70% Notes due January 15, 2035 dated December 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.

Date: January 16, 2015	By:	/s/ Steven P. Rasche
Steven P. Rasche Executive Vice President, Chief Financial Officer

ALABAMA GAS CORPORATION

Date: January 16, 2015	By:	/s/ Steven P. Rasche
Steven P. Rasche Chief Financial Officer

Exhibit Index

Number	Exhibit

99.1	Notice of Full Redemption to Holders of 5.70% Notes due January 15, 2035 dated December 15, 2014